UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

KREIDO BIOFUELS, INC.

(Name of Registrant as Specified In Its Charter)

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No. 357, Ren’ai Street
Yongkang District
Tainan City, Taiwan 71072

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on March 8, 2022, the board of directors of Kreido Biofuels, Inc., a Nevada corporation (“KRBF,” “the Company,” “we” or “us”), and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to change the Company’s name to Namliong SkyCosmos, Inc.; and
2.	Amend the Articles of Incorporation to elect not to be governed by: (i) NRS 78.378 to 78.3792 inclusive, which restrict the ability of the control shareholder to vote his securities under circumstances unless certain procedures are followed; and (ii) NRS 78.411-78.444, inclusive, which restrict combinations with interested shareholders unless certain procedures are followed.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is March 8, 2022. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders. This information statement will be mailed on or about March 21, 2022, to stockholders of record on March 8, 2022. As such, we expect that the Corporate Actions will be effective no earlier than April 11, 2022.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

By:	/s/ Chung Pin HSIAO
Chung Pin HSIAO
Chief Executive Officer

March 21, 2022

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KREIDO BIOFUELS, INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

Kreido Biofuels, Inc. (“KRBF,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holders of a majority of our outstanding voting capital stock on March 8, 2022, in accordance with the relevant sections of Nevada Revised Statutes of the State of Nevada (the “NRS”).

This information statement is being mailed on or about March 21, 2022, to stockholders of record on March 8, 2022 (the “Record Date”). The information statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTION

On March 8, 2022, the board of directors of Kreido Biofuels, Inc., a Nevada corporation, and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to change the Company’s name to Namliong SkyCosmos, Inc.; and
2.	Amend the Articles of Incorporation to elect not to be governed by: (i) NRS 78.378 to 78.3792 inclusive, which restrict the ability of the control shareholder to vote his securities under circumstances unless certain procedures are followed; and (ii) NRS 78.411-78.444, inclusive, which restrict combinations with interested shareholders unless certain procedures are followed.

VOTING AND VOTE REQUIRED

Pursuant to KRBF’s Bylaws and the NRS, a vote by the holders of at least a majority of KRBF’s outstanding capital stock is required to effect the actions described herein. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. As of the Record Date, KRBF had 14,706,513 shares of common stock issued and outstanding. The voting power representing not less than 7,353,257 shares of common stock is required to pass any stockholder resolutions. Pursuant to Section 78.320 of the NRS, the following stockholders holding an aggregate of 12,554,856 shares of common stock, or approximately 85.4% of the issued and outstanding shares of our common stock on the Record Date (the “Majority Stockholders”), delivered an executed written consent dated March 8, 2022, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Orient Express & Co. Ltd.	12,000,000	81.6%
PG Max & Co, LLC	554,856	3.8%
TOTAL	12,554,856	85.4%

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NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTION NO. 1

NAME CHANGE

On March 8, 2022, the Board and the Majority Stockholders approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to change the name of the Company to Namliong SkyCosmos, Inc. (the “Name Change Amendment”).

Our Board and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect the changes in the Company’s business. After the Effective Date, the Board intends to enter into discussions to acquire one or more additional operating companies. We may also conduct private placements of our securities to secure additional working capital for the Company. Except as set forth above and in our other disclosures filed with the Securities and Exchange Commission, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in a change in control of the Company.

Vote Required

Section 78.045 of the NRS provides that proposed amendments to the Articles of Incorporation must first be adopted by the Board and then approved by the Majority Stockholders. On March 8, 2022, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Name Change Amendment. March 8, 2022, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the proposed increase to our authorized capital.

The amendment to change our name will not be effective until the date of effectiveness specified in the Amendment to the Articles of Incorporation filed with the Nevada Secretary of State (which we expect to be April 11, 2022, or thereafter) or the date on which our Corporate Actions are approved by the Financial Industry Regulatory Authority (FINRA), whichever is later (the “Effective Date”). No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

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CORPORATE ACTION NO. 2

OPT-OUT OF SECTIONS NRS 78.378 TO 78.3792 INCLUSIVE AND SECTIONS NRS 78.411 TO 78.444 INCLUSIVE

On March 8, 2022, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting to elect not to be governed by Sections NRS 78.378 to 78.3792, inclusive, and NRS 78.411-78.444, inclusive, of the Nevada Revised Statutes (the “Opt Out”).

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. We currently are subject to the provisions of NRS 78.378 through 78.379, inclusive.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We currently are subject to the provisions of NRS 78.411 through 78.444, inclusive.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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Certain Provisions of Our Amended and Restated Articles and Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that:

–	Our board of directors are specifically empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could be superior to and adversely affect the rights of the holders of the common stock. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of any series of preferred securities;
•	whether to pay dividends on such series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;
•	whether such series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether such series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•	whether or not the shares of such series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and
•	the rights of the shares of such series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of such series.

–	A majority of the outstanding shares of the Corporation entitled to vote, represented in person or any proxy, shall constitute a quorum at a meeting of stockholders;

–	Our stockholders may not call special meetings of our stockholders unless they not less than a majority of the outstanding shares entitled to vote at a meeting of stockholders.

–	Subject to certain limitations, our directors have the power to adopt, amend or repeal our bylaws without stockholders approval;

–	Our stockholders may not cumulate votes in the election of directors; and

–	We will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures and advance such expenses on their behalf prior to final adjudication of whether such directors and officers were entitled to indemnification.

These provisions of our Amended Articles of Incorporation or Bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

The amendment to opt out of NRS 78.378 to 78.3792, inclusive, and 78.411 to 78.444, inclusive, will not be effective until the Effective Date.  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 8, 2022, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kreido Biofuels, Inc., No. 357, Ren’ai Street, Yongkang District, Tainan City, Taiwan 71072.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
Chung Pin HSIAO (2)	–	–
Yu Chiao HSIAO (2)	–	–
Cheng Hsing HSU (2) (3)	12,000,000	81.6%
All executive officers and directors as a Group (3 persons)	12,000,000	81.6%

5% or Greater Stockholders:
Orient Express & Co., Ltd. (3)	12,000,000	81.6%

________________

(1)	Applicable percentage ownership is based on 14,706,513 shares of common stock outstanding as of March 8, 2022, together with securities exercisable or convertible into shares of common stock within 60 days of March 8, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of March 8, 2022, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	On December 20, 2021, Messrs. Chung Pin HSIAO, Yu Chiao HSIAO and Cheng Hsing HSU joined our executive management team as set forth below:

Name	Position
HSIAO, Chung Pin	Chief Executive Officer and Director
HSIAO, Yu-Chiao	Secretary and Director
HSU, Cheng Hsing	Chief Financial Officer and Director

Chung Pin HSIAO and Yu Chiao HSIAO are siblings. Cheng Hsing HSU is the director and controlling shareholder of Orient Express & C0., Ltd., which owns 12,000,000 shares of our common stock, representing approximately 81.6% of our outstanding common stock.
(3)	Orient Express & Co., Ltd. owns 12,000,000 shares of our common stock, representing approximately 81.6% of our outstanding common stock. Cheng Hsing Hsu, our Chief Financial Officer and Director, is the director and controlling shareholder of Orient Express & Co., Ltd..

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CHANGE IN CONTROL

Change in Control

On December 14, 2021, Kreido Biofuels, Inc., a Nevada corporation (“we,” “KRBF” or the “Company”), nine stockholders (the “Selling Stockholders”) and six purchasers (the “Purchasers”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchasers agreed to purchase from the Selling Stockholders 13,099,243 shares of common stock of the Company, par value $0.001 (collectively, the “Shares”), constituting approximately 89% of the issued and outstanding shares of common stock of the Company, for aggregate consideration of Four Hundred Twenty Thousand Dollars ($420,000) in accordance with the terms and conditions of the SPA. The acquisition of the Shares consummated on December 20, 2021, and the Shares were ultimately purchased by the following individuals:

Selling Shareholder	No. of Common Stock	Purchaser
DOU Chu Ju	554,856	PG MAX & CO, LLC
ZHANG Chao	214,387	CHEN,HSUEH-NI
HEUNG Kin Leung Kenny	55,000	HSIAO, CHUNG-PIN
HEUNG Pak Kuen	55,000	HSIAO, CHUNG-PIN
HEUNG Teui Yee	55,000	HSIAO, YU-CHIAO
KWAN Chin Man	55,000	HSIAO, YU-CHIAO
LEUNG Wong Hung	55,000	HSU, CHENG-HSING
MAK Chit Ming Brian	55,000	HSU, CHENG-HSING
Pang King Sau Nelson	12,000,000	Orient Express & Co., Ltd.

Total	13,099,243

Orient Express & Co., Ltd. holds a controlling interest in the Company, and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders. Cheng Hsing Hsu, our new Chief Financial Officer and Director, is the director and controlling shareholder of Orient Express & Co., Ltd.

Upon the consummation of the sale, Chan Kwok Wai Davy, our former sole executive officer and director, resigned from all of his positions with the Company, effective December 20, 2021. His resignation was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignation, the following individuals were appointed to serve in the positions set forth next to their names, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal:

Name	Position
HSIAO, Chung Pin	Chief Executive Officer and Director
HSIAO, Yu-Chiao	Secretary and Director
HSU, Cheng Hsing	Chief Financial Officer and Director

Chung Pin HSIAO and Yu Chiao HSIAO are siblings. Except as set forth in the foregoing, none of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. All officers and directors will serve in his or her positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

The foregoing description of the SPA is not complete and are qualified in their entirety by reference to the complete text of the SPA, which is incorporated herein by reference and attached hereto as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2021.

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FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the Securities and Exchange Commission.

GENERAL INFORMATION

KRBF will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. KRBF will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of KRBF’s common stock.

KRBF will deliver only one Information Statement to multiple security holders sharing an address unless KRBF has received contrary instructions from one or more of the security holders. Upon written or oral request, KRBF will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Kreido Biofuels, Inc., No. 357, Ren’ai Street, Yongkang District, Tainan City, Taiwan 71072. The Secretary may also be reached by telephone at + 886-2542372.

ADDITIONAL AND AVAILABLE INFORMATION

KRBF is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: April 19, 2022	By order of the Board of Directors /s/ Chung Pin HSIAO By: Chung Pin HSIAO Chief Executive Officer and Director

Exhibit 1:   Form of Certificate of Amendment to Articles of Incorporation of the Company*.

*Filed herewith.

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Exhibit 1

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Kreido Biofuels, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, does hereby certify:

FIRST: That the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by amending and restating Article I to read as follows:

The name of the Corporation is Namliong SkyCosmos, Inc.

SECOND: That the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by adding a new Article Eleventh which shall read as follows:

ELEVENTH: This corporation hereby expressly elects not to be governed by: (i) NRS Sections 78.411 to 78.444, inclusive of the Nevada Revised Statutes relating to combinations with interested stockholders and any and all successor statutes; and (ii) NRS Sections 78.378 to 78.3792, inclusive, of the Nevada Revised Statutes, restricting the ability of control shareholders to vote their shares under certain circumstances and any and all successor statutes.

FOURTH: The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 85.4%.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___th day of ______, 2022.

By: /s/Chung Pin HSIAO

       Chung Pin HSIAO

        Chief Executive Officer

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